UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2010

POWER3 MEDICAL PRODUCTS, INC.
 (Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	000-24921 (Commission File Number)	65-0565144 (IRS Employer Identification No.)

26022 Budde Road The Woodlands, Texas (Address of Principal Executive Offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:  (281) 298-7944

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2010, Power3 Medical Products, Inc., a New York corporation (“Power3”), and Rozetta-Cell Life Sciences, Inc., a Nevada corporation (“Rozetta-Cell”), entered into a First Amendment and Waiver to Agreement and Plan of Merger (the “Amendment”), which amends the Agreement and Plan of Merger, dated September 7, 2010, by and between Power3 and Rozetta-Cell (the “Merger Agreement”).  Under the terms of the Amendment, the parties agreed to extend the outside date by which the merger must close to June 30, 2011 and require the conversion of all issued and outstanding shares of Power3 Series B preferred stock into Power3 common stock by the holders thereof subsequent to approval of the merger by the Power3 shareholders, but prior to completion of the merger.

The foregoing description of the Merger Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Amendment, which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1
Agreement and Plan of Merger, dated September 7, 2010, by and between Power3 and Rozetta-Cell (previously filed as Exhibit 2.1 to Power3’s Current Report on Form 8-K, filed with the SEC on September 8, 2010, and incorporated herein by reference)

2.2	First Amendment and Waiver to Agreement and Plan of Merger, dated December 31, 2010, by and between Power3 and Rozetta-Cell

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER3 MEDICAL PRODUCTS, INC.

Dated: January 6, 2011	/s/ Ira L. Goldknopf
Ira L. Goldknopf
President and Chief Scientific Officer

EXHIBIT INDEX

Exhibit Number                                                      Description

2.2	First Amendment and Waiver to Agreement and Plan of Merger, dated December 31, 2010, by and between Power3 and Rozetta-Cell